SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                          January 15, 2004
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                               (Date of earliest event reported)

                          Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)

         Delaware                001-31948                      13-3447441
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(State of Incorporation)        (Commission                 (I.R.S. Employer
                                File Number)              Identification No.)

           745 Seventh Avenue
           New York, New York                                    10019
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(Address of Principal Executive Offices)                      (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.  Other Events
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     On January 15, 2004, Lehman ABS Corporation ("LABS") transferred
$15,653,000 aggregate principal amount of 5.75% Medium-Term Notes, Series B due July 15, 2033, issued by Prudential Financial Inc. (the "Underlying Securities") to the Corporate Backed Trust Certificates, Prudential Financial Note-Backed Series 2003-20 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Prudential Financial Note-Backed Series 2003-20 (the "Certificates"), issued pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of December 22, 2003 (the "Series Supplement") and a Supplement to the Series Supplement, dated as of January 15, 2004 (the "Supplement" and, together with the Standard Terms and the Series Supplement, the "Trust Agreement"), between LABS and the Trustee. The Class A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated January 5, 2004 (the "Underwriting Agreement"), between LABS and Lehman, as underwriter .

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

(a)  Financial Statements - Not Applicable

(b)  Pro Forma Financial Information - Not Applicable

(c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.               Description
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       4.1           Supplement to the Series Supplement, dated as of
                     January 15, 2004, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LEHMAN ABS CORPORATION


                                         /s/ Paul Mitrokostas
                                         -----------------------------
                                         Name:   Paul Mitrokostas
                                         Title:  Senior Vice President

January 15, 2004

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INDEX TO EXHIBITS
   Exhibit No.                        Description
   -----------                        -----------
      4.1 Supplement to the Series Supplement, dated as of January 15, 2004, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.